Exhibit 10.1

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (the “Second Amendment”) is entered into as of this 5th day of May, 2005, by and between the CRITICAL PATH, INC., a California corporation (“Tenant”), and PPF OFF 345 SPEAR STREET, LP, a Delaware limited partnership (“Landlord”), and based on the following facts:

RECITALS

A. SRI Hills Plaza Venture, LLC, the predecessor in interest to Landlord, and Tenant executed that certain Lease dated as of November 16, 2001 (the “Initial Lease”) as amended by that certain First Amendment to Lease dated as of November 17, 2003 (the “First Amendment”, and collectively with the Initial Lease as amended, the “Original Lease”) with respect to certain premises (the “6th Floor Premises”) on the 6th floor of the building located at 345 Spear Street, San Francisco, California (the “345 Spear Building”). The 345 Spear Building and the building located at 2 Harrison Street, San Francisco (“2 Harrison”) are part of a combined office, retail and condominium project with common areas commonly known as Hills Plaza (the “Project”).

B. Pursuant to the terms of Section 5 of the First Amendment, Landlord has the right to relocate the Tenant from the 6th Floor Premises to another portion of the Project (“Landlord’s Substitution Right”). Pursuant to Section 7 of the First Amendment, Tenant agreed to pay certain sums as an Inducement Payment and an Additional Inducement Payment to induce Landlord to exercise Landlord’s Substitution Right.

C. Pursuant to that certain letter dated March 15, 2005, Landlord has duly given notice to Tenant of Landlord’s election to exercise Landlord’s Substitution Right under Section 5 of the First Amendment, which notice names June 29, 2005 as the “Substitution Date”.

D. The parties acknowledge that a third party tenant (the “Replacement Tenant”) has entered into a lease with Landlord to take possession of the 6th Floor Premises shortly after the Substitution Date and Tenant must vacate the 6th Floor Premises on or before the Substitution Date to enable Landlord to prepare and timely deliver the 6th Floor Premises to the Replacement Tenant.

E. Tenant and Landlord desire to amend the Original Lease in accordance with the terms and conditions set forth below.

AGREEMENT

In consideration of the foregoing recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Amendment. It is the intent of Landlord and Tenant by this Second Amendment to amend and modify certain provisions and conditions of the Original Lease. Except as expressly amended or modified by the provisions of this Second Amendment, the Original Lease shall remain unchanged and otherwise in full force and effect. Capitalized terms used herein as defined terms and not otherwise defined herein shall have the meanings given to them in the Original Lease. All references to the “Lease” contained herein shall mean the Original Lease, as amended hereby.

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2. Inducement Payments. The combined value of the Inducement Payment and the Additional Inducement Payment shall be an amount equal to One Million Two Hundred and Fifty Thousand Dollars 00/100 ($1,250,000) the (“Total Inducement Payment”). The Total Inducement Payment shall be paid to Landlord on Monday, May 30, 2005 by drawing down the amount of the Security Deposit (valued at the time of this Second Amendment at $2,500,000) in an amount equal to the Total Inducement Payment and paying the proceeds to Landlord. The remaining amount of $1,250,000 shall thereafter constitute the Security Deposit under the Lease (subject to further reduction pursuant to Section 10 below). The amount of the Total Inducement Payment is fixed and, regardless of the 2nd Floor Commencement Date (defined below) or the Actual 6th Floor Surrender Date (defined below), shall not change. The Total Inducement Payment is being given by Tenant in consideration for Landlord’s agreement to the Tenant Benefits (defined below).

3. 2nd Floor Premises. The Substitute Premises shall consist of approximately 22,881 rentable square feet of the second floor of 2 Harrison comprised of two (2) separate units, “Suite A” being approximately 7,900 rentable square feet located in the North East corner of the second floor and “Suite B” being approximately 14,981 rentable square feet located in the South West portion of the second floor (collectively, the “2nd Floor Premises”), each as more particularly described on Exhibit A attached hereto (the “Floor Plan of 2nd Floor Premises”).

4. Improvements and Condition of Premises. Landlord shall be responsible for constructing certain tenant improvements to the 2nd Floor Premises pursuant to the terms of the work letter agreement, attached hereto as Exhibit B (the “Work Letter”), which Tenant and Landlord shall execute in connection with this Second Amendment. Landlord is not obligated to make any other improvements or alterations to the 2nd Floor Premises. Upon Landlord’s delivery of the 2nd Floor Premises to Tenant as set forth in the Work Letter, Tenant shall accept the 2nd Floor Premises in its “as-is” condition and by taking possession thereof acknowledges that Landlord shall have no further obligation to alter, remodel, repair, or to make any further improvements to the 2nd Floor Premises in connection with the Lease; provided, that Landlord’s representation set forth in Section 5.b.v. of the First Amendment shall remain in effect.

5. 2nd Floor Commencement Date. The “2nd Floor Commencement Date” is the earlier of: (i) the date Tenant moves into the 2nd Floor Premises to commence operation of its business in all or any portion of the 2nd Floor Premises; or (ii) Improvement Completion Date (as defined in the Work Letter); provided, however, that if the Improvement Completion Date is delayed to a date after the Substitution Date, then the Improvement Completion Date shall, for the limited purposed of calculating the 2nd Floor Commencement Date, be calculated as one day earlier for each day of delay past the Substitution Date which, in Landlord’s reasonable discretion, is attributable to Tenant Delays (as defined in the Work Letter) to which Landlord did not expressly consent in writing. Within 10 business days of the 2nd Floor Commencement Date, Landlord shall prepare and execute a Memorandum of 2nd Floor Commencement Date in the form attached hereto as Exhibit C (the “Memorandum of 2nd Floor Commencement Date”), which Tenant shall promptly execute and return to Landlord.

6. 2nd Floor Obligations Subject to the terms of Section 7 hereof, as of the 2nd Floor Commencement Date, in addition to the 6th Floor Premises, the 2nd Floor Premises shall be considered part of the Premises, provided however, that Tenant, in addition to its obligations to pay rent for the 6th Floor Premises pursuant to the terms of the Original Lease, shall also be obligated

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to pay Monthly Rent and Additional Rent for the 2nd Floor Premises (the “2nd Floor Monthly Rent” and the “2nd Floor Additional Rent” respectively) as set forth below. Notwithstanding the foregoing, if the 2nd Floor Commencement Date is earlier than the Substitution Date, Tenant’s obligations to pay the 2nd Floor Monthly Rent and 2nd Floor Additional Rent shall not commence until the Substitution Date. Such additional rent obligations set forth in this Section shall be governed by the terms of the Lease regarding Rent.

a.	2nd Floor Monthly Rent. From and after the 2nd Floor Commencement Date, the 2nd Floor Monthly Rent shall be in the amount set forth below.

Extended Lease Years	Annual Base Rent for 2nd Floor	2nd Floor Monthly Rent (based on 22,881 RSF)
Months 1 through 2	N/A	Free

Months 3 through 12	$28 per square foot of rentable space.	$53,389

Year 2	$29 per square foot of rentable space.	$55,296

Year 3	$30 per square foot of rentable space.	$57,203

Year 4	$31 per square foot of rentable space.	$59,109

Year 5	$32 per square foot of rentable space.	$61,016

b.	2nd Year Base Year and Tenant’s Share. As of the 2nd Floor Commencement Date, for the purposes of calculating the 2nd Floor Additional Rent the “2nd Floor Base Year” shall be 2005 and “2nd Floor Base Tax Year” shall be 2004/2005. As of the 2nd Floor Commencement Date, “Tenant’s 2nd Floor Share” shall be 12.64% based upon the 2nd Floor Premises containing 22,881 rentable square feet.

c.	Fair Market Rent. Purchaser and Seller agree that the amount of Monthly Rent agreed to Section 6.a above represents the fair market rent for the 2nd Floor Premises at the time of entering into this Second Amendment and no part of the Monthly Rent is intended to be compensation to Landlord for the forgiveness, waiver or alteration of other obligations owed by Tenant.

7. Surrender of the 6th Floor Premises. On or before the earlier of the Substitution Date or the 2nd Floor Commencement Date, Tenant shall deliver the 6th Floor Premises to Landlord in the condition required by Section 20 of the Lease (the “Required Surrender Condition”). Notwithstanding the foregoing or the condition of the 2nd Floor Premises, Tenant must move out of the 6th Floor Premises not later than Substitution Date. The actual date Tenant surrenders the 6th Floor Premises is the “Actual 6th Floor Surrender Date”. If Tenant moves out of the 6th Floor Premises but such premises are not in the Required Surrender Condition, Landlord may bring the 6th Floor Premises to the Required Surrender Condition at Tenant’s expense.

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a.	Substantial Completion After the Substitution Date. If Landlord has not achieved Substantial Completion of the 2nd Floor Premises by the Substitution Date, subject to compliance with applicable law, Tenant shall be entitled to move into and commence operations in the 2nd Floor Premises. If Landlord has not achieved Substantial Completion of the 2nd Floor Premises by the Substitution Date and Tenant is not allowed by applicable law to occupy the 2nd Floor Premises, Tenant shall have a license to store in the 2nd Floor Premises (as Landlord shall direct) those items of personal property Tenant intends move into the 2nd Floor Premises. Such license shall continue until the Lease is terminated or Tenant is permitted by applicable law to occupy the 2nd Floor Premises, at which time Tenant shall begin its occupancy of the 2nd Floor Premises pursuant to the terms of the Lease. In the event that Tenant or its personal property occupies the 2nd Floor Premises pursuant to the terms of this paragraph before the 2nd Floor Commencement Date and such occupancy causes a delay in the 2nd Floor Commencement Date, such delay shall not be considered a Tenant Delay. If such occupancy increases the Cost of Work (as defined in the Work Letter), Tenant shall remain fully liable for the Cost of Work in excess of the Improvement Allowance (as defined in the Work Letter).

b.	6th Floor Obligations Cease. Tenant’s obligations under the Original Lease regarding the 6th Floor Premises, including, without limitation, its obligations to pay Monthly Rent and Additional Rent for the 6th Floor Premises in the amounts set forth in the Original Lease, shall continue until the Actual 6th Floor Surrender Date, after such date Tenant’s obligations arising thereafter with regard to the 6th Floor Premises shall cease as if the Lease (for the 6th Floor Premises only) were terminated on the 6th Floor Premises Surrender Date.

c.	6th Floor Hold Over. If Tenant fails to vacate the 6th Floor Premises in the Required Surrender Condition on or before the Substitution Date, then Tenant shall be deemed to be holding over the 6th Floor Premises until such conditions are satisfied. In such an event, all the terms of Sections 20.b and 20.c of the Lease regarding holding over shall apply to the Tenant’s holding over the 6th Floor Premises.

d.	Elimination of 2nd Floor and 6th Floor distinctions. After the Actual 6th Floor Surrender Date, for purposes of the Lease, the following terms shall have the following meanings: (i) the “Premises” shall mean the 2nd Floor Premises only; (ii) “Tenant’s Share” shall mean Tenant’s 2nd Floor Share only; (iii) “Base Year” shall mean 2nd Floor Base Year only; and (iv) “Base Tax Year” shall mean 2nd Floor Base Tax Year only.

e.

Adjustments for the 6th Floor Premises Additional Rent. Whereas Tenant shall incur Additional Rent on the 6th Floor Premises until the Actual 6th Floor Surrender Date but Landlord will not know the actual amount of the Operating Expenses underlying the Additional Rent until after such time as such Additional Rent is due and payable, Tenant and Landlord shall remain subject to the terms of Section 7.f. of the Lease regarding an annual accounting pursuant to which Tenant shall remain liable for payment of any amount due to Landlord in excess of estimated Additional

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Rent previously paid by Tenant for the 6th Floor Premises, and conversely, Landlord shall promptly return any overpayment. Such determination shall reasonably be made by Landlord when such information becomes available and in accordance with Landlord’s customary timing and practice for reconciliation of Additional Rent for the Project.

8. Extension of Term. Notwithstanding any provision in the Original Lease to the contrary, unless sooner terminated in accordance with the Lease, the Term of the Original Lease shall be extended to the date which is five (5) years after the 2nd Floor Commencement Date (the “Extension Term”). The Extension Term shall commence upon the 2nd Floor Commencement Date and shall terminate the day before the fifth (5th) anniversary thereof (the “Termination Date”).

9. EarlyTermination Option Provided Tenant is not then in default under the Lease, Tenant shall have a one time right to terminate its obligations under the Lease (the “Termination Option”) for either Suite A or Suite B effective as of the eighteenth (18th) Lease Month (as defined below) after the 2nd Floor Commencement Date (the “Early Termination Date”). The Termination Option may be exercised only by (i) the delivery of written notice by Tenant to Landlord no later than the ninth (9th) Lease Month after the 2nd Floor Commencement Date; and (ii) concurrently with the delivery of such written notice, the payment of Termination Fee (as defined below) to Landlord. In the event that Tenant exercises the Termination Option, Landlord and Tenant, as of the Early Termination Date, shall amend the Lease to reduce the Premises to include only the remaining suite and reduce the Monthly Rent and Tenant’s Share in the amount due to the terminated suite. For the purpose of calculating a “Lease Month”, the period following the 2nd Floor Commencement Date until the same calendar date as the 2nd Floor Commencement Date in the following calendar month shall be the first Lease Month (and where the 2nd Floor Commencement Date occurs on the 31st day of the month, such date shall be marked on the 30th day of months with only 30 days and on the 28th day of February), with the subsequent period being the second Lease Month, and so on. The “Termination Fee” shall equal Two Hundred and Seventy Six Thousand Four Hundred and Fifty Five Dollars and 36/00 ($276,455.36) for Suite A or Five Hundred and Twenty Four Thousand Two Hundred and Fifty Dollars and 35/00 ($524,250.35) for Suite B. The Termination Option is personal to the Tenant and may not be assigned or exercised by any party other than Tenant.

10. Security Deposit. Upon occupancy of the 2nd Floor Premises by Tenant and following the Actual 6th Floor Surrender Date (the “Security Deposit Reduction Date”), the amount of the Security Deposit shall be decreased to the amount equal to six hundred and forty thousand dollars ($640,000) (the “Initial Reduction Amount”). The Security Deposit shall be further decreased to an amount equal to five hundred and sixty thousand dollars ($560,000) on the date that is nineteen (19) months after the 2nd Floor Commencement Date, to four hundred thousand ($400,000) on the date which is thirty one (31) months after the 2nd Floor Commencement Date, and two hundred and forty thousand ($240,000) on the date which is forty three (43) months after the 2nd Floor Commencement Date. Notwithstanding the foregoing, in the event that Tenant publicly reports four (4) consecutive quarters of profitability (as measured by EBITDA) and Tenant’s reported profitability grew each successive quarter as compared the previous quarter, then the Security Deposit shall be decreased to an amount equal to the sum of four (4) months of Monthly Rent and Additional Rent, at the then prevailing amounts. At Tenant’s sole election, the Security Deposit may be in the form of either an irrevocable stand-by letter of credit or cash.

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11. Parking

(a) The Building has a parking garage (the “Garage”) operated by a third party garage vendor (the “Garage Operator”). Following the 2nd Floor Commencement Date, for every 2,500 rentable square feet of the 2nd Floor Premises, Landlord shall allocate to Tenant the right to use one (1) parking pass for the Garage (for an unreserved and undesignated space) throughout the Term of the Lease. Assuming 22,881 rentable square feet, this formula results in 9 parking passes. If Tenant terminates its obligations for Suite A pursuant to Section 9 hereof, then assuming 14,981 square feet for the remaining Suite B, this formula results in 6 parking passes. If Tenant terminates its obligations for Suite B pursuant to Section 9 hereof, then assuming 7,900 square feet for the remaining Suite A, this formula results in 3 parking passes.

(b) Any parking passes allocated to Tenant by Landlord shall be rented by Tenant at the then prevailing monthly rate established by the Garage Operator from time to time. Tenant shall be responsible for any taxes imposed by any governmental authority in connection with such passes. Tenant’s continued right to use such parking passes is conditioned upon Tenant and Tenant’s employees abiding by all rules and regulations which are prescribed by Garage Operator from time to time for the orderly operation and use of the parking facility. The parking passes allocated by Landlord pursuant to this Section are provided to Tenant solely for use by Tenant’s own personnel (not including Tenant’s invitees and guests) and the right to be allocated or use such passes may not be assigned, subleased or otherwise transferred by Tenant without Landlord’s prior approval.

(c) After the 2nd Floor Commencement Date, the terms of Section 53 of the Original Lease regarding parking shall no longer apply and are hereby deleted.

12. No Revival of Tenant’s Obligations. As of the date of this Second Amendment, the terms of Section 8 of the First Amendment (regarding Revival of Tenant’s Obligations) shall no longer apply and are hereby deleted.

13. Canine Access. As of the date of this Second Amendment, the terms of Section 55 of the Original Lease regarding Canine Access shall no longer apply and are hereby deleted.

14. Bankruptcy. The consideration hereby given to Tenant creates for Tenant new opportunities to strengthen its financial condition, thereby avoiding consideration of the commencement of a case under the Bankruptcy Code. Such consideration includes, without limitation, the reduction of the Premises, Additional Rent and Monthly Rent; the grant of the Early Termination Option; the reduction of the Security Deposit; the benefit of the 2nd Floor Tenant Improvements, and the extension of the term of the Lease at a fixed schedule of Monthly Rent (collectively, the “Tenant Benefits”).

15. Brokers. Each party hereto hereby represents to the other party that, except for Jones Lange LaSalle representing Landlord and Newmark Realty representing Tenant, it has had no dealings with any real estate broker, agent or finder in connection with the negotiation of this Second Amendment. Each party hereto shall indemnify, protect, defend and hold harmless the

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other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorney fees) for any leasing commission, finder’s fee, equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any other real estate broker, agent or finder. The terms of this Section will survive the expiration or earlier termination of the Lease.

16. Authority. The persons executing this Second Amendment on behalf of Landlord and Tenant, respectively, represent and warrant that they have the right, power, legal capacity and authority to execute this Second Amendment and to bind the party for whom they are signing.

17. General. The Original Lease, as amended by this Second Amendment, shall not be further amended or modified except by a written instrument signed by the parties. In the event of any conflict between the terms of the Original Lease and this Second Amendment, this Second Amendment shall control. This Second Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

[Signature page follows.]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the date and year first written above.

TENANT: CRITICAL PATH, INC., a California corporation
By:
Name:
Its:

By:
Name:
Its:

LANDLORD:

PPF OFF 345 SPEAR STREET, LP, a Delaware limited partnership

By:	PPF OFF GP, LLC, a Delaware limited liability company, its general partner

	By:	PPF OFF, LLC, a Delaware limited liability company, its member

		By:	PPF OP, LP, a Delaware limited partnership, its member

		By:	PPF OPGP, LLC, a Delaware limited liability company, its general partner

			By:	PRIME PROPERTY FUND, LLC, a Delaware limited liability company, its member

				By:	MORGAN STANLEY REAL ESTATE ADVISOR, INC., its manager

By:
Name:
Its:

EXHIBIT A

FLOOR PLAN OF 2nd FLOOR PREMISES

[Drawing of Floor Plan]

Exhibit B

WORK LETTER AGREEMENT

This WORK LETTER AGREEMENT (“Work Letter Agreement”) is entered into as of the 5th day of May, 2005 by and between PPF OFF 345 SPEAR STREET, LP, a Delaware limited partnership (“Landlord”) and CRITICAL PATH, INC., a California corporation (“Tenant”).

R E C I T A L S:

A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into that certain Second Amendment to Lease (the “Second Amendment”) covering certain premises (the “2nd Floor Premises”) more particularly described in the Second Amendment. All terms not defined herein shall have the same meaning as set forth in the Second Amendment. Capitalized terms used in this Work Letter Agreement as defined terms and not otherwise defined herein shall have the meanings given to them in the Lease (as defined in the Second Amendment).

In consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

1.	2nd Floor Tenant Improvements.

(a)	Landlord shall cause to be constructed the tenant improvements (the “2nd Floor Tenant Improvements”) described by those plans and specifications produced by Huntsman (“Tenant’s Architect”) and Novo Contractor (“Tenant’s Contractor”) and agreed to by Landlord and Tenant and which are hereto as Schedule 1 (the “Plans”). Tenant’s Architect and Tenant’s Contractor were selected by Tenant and consented to by Landlord. Failure to reach such an agreement shall alter neither Tenant’s obligations nor the dates set forth in Section 2 (regarding Inducement Payments) or Section 7 (regarding the surrender of the 6th Floor Premises) of the Second Amendment,

(b)	After the Plans are agreed to, Tenant may request changes to the Plans (“Tenant Changes”) provided that (i) the changes shall not be of a lesser quality than Landlord’s standard specifications for tenant improvements for the Building, as the same may be changed from time to time by Landlord (the “Standards”); (ii) the changes conform to applicable governmental regulations and necessary governmental permits and approvals can be secured without causing any delay to the Work Schedule (as defined below); (iii) the changes do not require building service beyond the levels normally provided to other tenants in the Building; (iv) the changes do not have any adverse affect on the structural integrity or systems of the Building; (v) the changes will not, as determined in Landlord’s reasonable discretion, cause any actual delay to the Work Schedule; and (vi) Landlord has determined in its sole discretion that the changes are of a nature and quality consistent with the overall objectives of Landlord for the Building.

(c)	To the extent any Tenant Changes result in a delay of completion of construction of the 2nd Floor Tenant Improvements, then such delay shall constitute a Tenant Delay as described in Section 5(a) below.

2. Construction of 2nd Floor Tenant Improvements. Upon execution of this Work Letter Agreement, Landlord shall cause Tenant’s Contractor to timely commence and diligently proceed with the construction of the 2nd Floor Tenant Improvements, subject to Tenant Delays (as described in Section 5 below). Promptly upon the commencement of the 2nd Floor Tenant Improvements, Landlord shall furnish Tenant with a construction schedule letter setting forth the projected completion dates therefor and showing the deadlines for any actions required to be taken by Tenant during such construction, and Landlord may from time to time during construction of the 2nd Floor Tenant Improvements modify such schedule (“Work Schedule”). Tenant has designated Guy Wright (415-541-2652 (phone), 415-541-2302 (fax) or guy.wright@cp.net) as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter. Landlord has designated both Steven Kahn (415-395-7280 (phone) or Steven.Kahn@am.jll.com) and Hal Brownstone (415-777-3345 (phone), 415-777-1250 (fax), or Hal.Brownstone@am.jll.com) as its sole representatives with respect to the matters set forth in this Work Letter, each of whom, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

3. Substantial Completion; Punch-List. The 2nd Floor Tenant Improvements shall be deemed to be “Substantially Completed” when Tenant’s Contractor certifies in writing to Landlord and Tenant that Landlord: (a) is able to provide Tenant reasonable access to the 2nd Floor Premises; (b) has completed the 2nd Floor Tenant Improvements in accordance with the Plans, other than decoration and minor “punch-list” type items and adjustments which, in the reasonable judgment of Tenant’s Contractor, do not materially interfere with Tenant’s access to or use of the 2nd Floor Premises; and (c) has obtained approval from the local governmental authority permitting occupancy of the 2nd Floor Premises. Within ten (10) business days after the 2nd Floor Tenant Improvements are Substantially Completed, Tenant shall conduct a walk-through inspection of the 2nd Floor Premises with Landlord and provide to Landlord a written punch-list specifying those decoration and other punch-list items which require completion, which items Landlord shall thereafter diligently complete.

4. Delivery of Possession. Landlord agrees to deliver possession of the 2nd Floor Premises to Tenant when the 2nd Floor Tenant Improvements have been Substantially Completed (the “Improvement Completion Date”).

5. Delays

(a)

Tenant Delays. For purposes of this Work Letter Agreement, “Tenant Delays” shall mean any delay in the completion of the 2nd Floor Tenant Improvements resulting from any or all of the following: (a) Tenant’s failure to timely perform any of its obligations pursuant to this Work Letter Agreement, including any failure to complete, on or before the due date therefor, any action item which is Tenant’s responsibility pursuant to the Work Schedule or any schedule delivered by Landlord to Tenant pursuant to this Work Letter Agreement; (b) Tenant’s changes to the Plans which cause any actual delay to the Work Schedule; (c) Tenant’s request for materials, finishes, or installations which are not readily available or which are incompatible with the Standards; (d) any delay of Tenant in making payment to Landlord for Tenant’s share of any costs in excess of the cost of the 2nd Floor Tenant Improvements as described in the Plans; or (e) any other act or failure to act by Tenant, Tenant’s employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant which causes any actual delay to the Work Schedule.

(b)	Effect of Delay. If Landlord, for any reason whatsoever, cannot deliver possession of the 2nd Floor Premises to Tenant on or before the Substitution Date or within a commercially reasonable time period thereafter, the Lease shall not be void, voidable or cancelable by Tenant, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay. Landlord shall use commercially reasonable efforts to avoid any such delays. Tenant Delays shall not extend the Substitution Date.

6.	Improvement Allowance and Construction Management Fee.

(a)	The “Improvement Allowance” for the 2nd Floor Tenant Improvements is $30.00 RSF, resulting in an amount equal to $686,430 for the 2nd Floor Premises and shall include the Construction Management Fee (defined below). Landlord agrees to pay Tenant’s Contractor for the 2nd Floor Tenant Improvements (as defined below) in accordance with the terms of a written agreement between them, the form and substance of which shall be approved by Tenant before construction of the 2nd Floor Tenant Improvements commences, which approval shall not be unreasonably delayed, conditioned or denied. In the event that the actual cost for the 2nd Floor Tenant Improvements (including the cost of any Tenant Changes) (the “Cost of Work”) exceeds the Improvement Allowance, Tenant shall reimburse Landlord to the extent of such additional costs within 15 business days of Landlord’s presentation of receipts for such costs to Tenant, such reimbursable sums being considered Rent under the Lease. Tenant shall have no right to collect any surplus of funds spent on the 2nd Floor Tenant Improvements as compared to the Improvement Allowance.

(b)	In connection with causing the 2nd Floor Tenant Improvements to be constructed, Landlord shall engage a project manager, selected at Landlord’s sole discretion, to provide construction management services for the 2nd Floor Tenant Improvements and for which Landlord shall deduct from the Improvement Allowance the following amounts (the “Construction Management Fee”):

Fee Percentage	Cost of Work
5.0%	Under $500,000
4.0%	$500,001 - $999,999
3.0%	$1,000,00 and up

The Construction Management Fee shall be calculated by multiplying the Cost of Work by the corresponding fee percentage. By way of example only, if the Cost of Work is $686,430, then the aggregate fee shall be calculated as follows: $686,430 x 4.0% = $27,457.

7. Moving Costs At Tenant’s sole cost and expense, Tenant shall move from the 6th Floor Premises to the 2nd Floor Premises and set up any furnishings, fixtures, equipment (including telephone, teleconference and computer equipment and systems), and any other items of personal property owned, rented, or otherwise used or possessed by Tenant in connection with its use of the 2nd Floor Premises.

8. No Warranty For Plans. Neither Landlord’s review and approval of any plans or specifications nor its supervision of any construction pursuant thereto shall constitute, and Landlord shall not be deemed to have made, a representation or warranty as to the suitability of the Premises or the Tenant Work for Tenant’s needs. Accordingly, notwithstanding the fact that any plans are reviewed and/or approved by Landlord or its architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s Architect, or Landlord’s engineers and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in such plans.

[Signature Page Follows]

[Signature Page to Work Letter]

IN WITNESS WHEREOF, the undersigned Landlord and Tenant have executed this Work Letter Agreement as of the date first written above.

TENANT: CRITICAL PATH, INC., a California corporation
By:
Name:
Its:

By:
Name:
Its:

LANDLORD:

PPF OFF 345 SPEAR STREET, LP, a Delaware limited partnership

By:	PPF OFF GP, LLC, a Delaware limited liability company, its general partner

	By:	PPF OFF, LLC, a Delaware limited liability company, its member

		By:	PPF OP, LP, a Delaware limited partnership, its member

		By:	PPF OPGP, LLC, a Delaware limited liability company, its general partner

			By:	PRIME PROPERTY FUND, LLC, a Delaware limited liability company, its member

				By:	MORGAN STANLEY REAL ESTATE ADVISOR, INC., its manager

By:
Name:
Title:

Schedule 1

Plans

[Drawing of Floor Plan]

EXHIBIT C

MEMORANDUM OF 2nd FLOOR COMMENCEMENT DATE

THIS MEMORANDUM OF COMMENCEMENT DATE is executed as of the      day of             , 200  , by and between the CRITICAL PATH, INC., a California corporation (“Tenant”), and PPF OFF 345 SPEAR STREET, LP, a Delaware limited partnership (“Landlord”)

R E C I T A L S

A. SRI Hills Plaza Venture, LLC, the predecessor in interest to Landlord, and Tenant executed that certain Lease dated as of November 16, 2001 (the “Initial Lease”) as amended by that certain First Amendment to Lease dated as of November 17, 2003 (the “First Amendment”) and that certain Second Amendment to Lease dated as of May     , 2005 (the “Second Amendment”) (as so amended, the “Lease”), pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, a portion of building located at 2 Harrison Street, San Francisco, California and part of that certain project commonly known as Hills Plaza, and more particularly described in the Lease.

B. Section 5 of the Second Amendment requires Landlord and Tenant to execute a memorandum identifying the 2nd Floor Commencement Date. Any terms not defined herein shall have the meaning set forth in the Lease.

NOW, THEREFORE, the parties hereby agree as follows:

1. The 2nd Floor Commencement Date is             , 200  .

2. The Termination Date of the Lease is             , 20    .

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum the day and year first above written.

TENANT: CRITICAL PATH, INC., a California corporation
By:
Name:
Its:

By:
Name:
Its:

LANDLORD:

PPF OFF 345 SPEAR STREET, LP, a Delaware limited partnership

By:	PPF OFF GP, LLC, a Delaware limited liability company, its general partner

	By:	PPF OFF, LLC, a Delaware limited liability company, its member

		By:	PPF OP, LP, a Delaware limited partnership, its member

		By:	PPF OPGP, LLC, a Delaware limited liability company, its general partner

			By:	PRIME PROPERTY FUND, LLC, a Delaware limited liability company, its member

				By:	MORGAN STANLEY REAL ESTATE ADVISOR, INC., its manager

By:

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